EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa

1109519 Ontario Limited

The Sixty Two Investment Company Limited

810679 Ontario Limited

Fairfax Financial Holdings Limited

FFHL Group Ltd.

Fairfax (US) Inc.

Odyssey US Holdings Inc.

Odyssey Re Holdings Corp.

Odyssey Reinsurance Company

Newline Holdings UK Limited

Newline Insurance Company Limited

Newline Corporate Name Limited

Hudson Insurance Company

Hudson Specialty Insurance Company

TIG Holdings, Inc.

TIG Insurance Company

Fairmont Specialty Group Inc.

Fairmont Premier Insurance Company

Fairmont Specialty Insurance Company

Fairmont Insurance Company

Clearwater Insurance Company

Zenith National Insurance Corp.

Zenith Insurance Company

Crum & Forster Holdings Corp.

United States Fire Insurance Company

The North River Insurance Company

Fairfax (Barbados) International Corp.

Fairfax Asia Limited

First Capital Insurance Limited

Falcon Insurance Company (Hong Kong) Ltd.

Advent Capital (Holdings) Ltd.

Advent Capital (No. 3) Limited

Stonebridge Holding S.à.r.l.

Stonebridge Re S.A.

Fairfax Luxembourg Holdings S.à.r.l.

RiverStone Holdings Limited

RiverStone Insurance Limited

1823671 Ontario Limited

Northbridge Share Option 1 Corp.

1874617 Ontario Limited

1874616 Ontario Limited

Northbridge Financial Corporation

Northbridge Commercial Insurance Corporation

Federated Insurance Company of Canada

Northbridge General Insurance Corporation